EXHIBIT 23.1

CONSENT OF MARK S. CHALMERS

I consent to the inclusion in the Quarterly Report on Form 10-Q of Energy Fuels Inc. (the “Company”) for the quarter ended September 30, 2025 (the “Quarterly Report”) of technical disclosure regarding the properties of the Company, including sampling, analytical and test data underlying such disclosure (the “Technical Information”) and of references to my name with respect to the Technical Information being filed with the United States Securities and Exchange Commission (the “SEC”) under cover of Form 10-Q.

I also consent to the filing of this consent under cover of Form 10-Q with the SEC and of the incorporation by reference of this consent and the Technical Information into the Company’s Registration Statements on Form S-3 (File Nos. 333-278193 and 333-226878), and any amendments or supplements thereto; and the Company's Form S-8 Registration Statements (File Nos. 333-194900, 333-205182, 333-217098, 333-226654, 333-254559, 333-278611 and 333-286685), and any amendments thereto, filed with the SEC.

                         /s/ Mark S. Chalmers_______________
    Name: Mark S. Chalmers
    Title: Chief Executive Officer,
         Energy Fuels Inc.

Date: November 3, 2025